Exhibit 99.1

661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE
FOR IMMEDIATE RELEASE
For Additional Information: Contact Brian McLeod - Chief Financial Officer @ (334) 897-2273.
VR Insurance Holdings, Inc. Announces Acquisition of The National Security Group, Inc.
ELBA, ALABAMA and SAN FRANCISCO, CALIFORNIA (January 26, 2022)...The National Security Group, Inc. (NASDAQ:NSEC) and VR Insurance Holdings, Inc. (“VR Holdings”) today announced that they have entered into a definitive merger agreement, under which VR Holdings has agreed to acquire all of the outstanding common shares of The National Security Group, Inc. (“NSG” or the “Company”) for $16.35 per share in cash, representing a 77% premium to the closing share price as of January, 25, 2022. Total transaction value is approximately $41.4 million, subject to certain provisions[1]. VR Holdings is a newly formed Delaware company founded by Vivek Ranadivé. Mr. Ranadivé has been the Founder and Managing Director of Bow Capital Management LLC and its affiliated funds since 2016 and Chairman, Chief Executive Officer and Governor of the Sacramento Kings since 2013.

“We believe this transaction is in the best interest of NSG’s shareholders and policyholders,” said William L. Brunson, Jr., Chief Executive Officer of NSG. He said, “By combining our 75-year history of stability, underwriting expertise and commitment to our policyholders with the financial resources of the investor group led by Mr. Ranadivé, we expect to realize greater opportunities for growth and an enhanced ability to serve our policyholders and agent partners.” Mr. Brunson also noted that shareholders will benefit from the significant premium to recent share prices.

The Company’s Board of Directors has unanimously approved the transaction and recommended that NSG’s shareholders vote in favor of the transaction. The agreement requires approval by holders of the majority of NSG’s outstanding common shares. The acquisition is expected to close by the end of the second quarter of 2022, subject to customary closing conditions, including receipt of certain required regulatory approvals and approval of NSG’s shareholders. There are no financing conditions associated with the definitive merger agreement.

Following closing, it is anticipated that VR Holdings will continue to leverage the existing operations and infrastructure of NSG’s wholly owned property and casualty and life insurance subsidiaries. The Company’s current Chief Financial Officer, Brian McLeod, will serve as Chief Operating Officer of the Company’s insurance subsidiaries and will also serve as VR Holdings’ Chief Financial Officer. NSG remains fully committed to its policyholders and its independent agent partners and expects no immediate changes in its day-to-day business operations. Upon completion of the transaction, NSG will become a private company with the flexibility and capital to accelerate its next stage of growth. Mr. McLeod will work closely with the management team including Ross Aron, CEO of VR Holdings, and the investor group to continue the Company’s expansion.

Transaction Advisors

Piper Sandler & Co. is acting as financial advisor to NSG, and Burr & Forman, LLP is serving as the Company’s legal advisor. For Mr. Ranadivé and VR Holdings, Morris, Manning & Martin, LLP served as legal advisor, while DHG serves as accounting advisors and Balch & Bingham serves as Alabama regulatory counsel.

About The National Security Group, Inc.

The National Security Group, Inc. (NASDAQ:NSEC), through its property & casualty and life insurance subsidiaries, is a specialty underwriter of property, casualty, life, accident and health insurance in ten states. The Company writes primarily personal lines property coverage including dwelling fire and windstorm, homeowners, and mobile homeowners’ products. The Company also offers life, accident and health, supplemental hospital and cancer insurance products. The Company was founded in 1947 and is based in Elba, Alabama. Additional information about the Company, including additional details of recent financial results, can be found on our website: www.nationalsecuritygroup.com.

[1] The price per share is subject to downward adjustment if the combined statutory capital and surplus of NSG’s insurance subsidiaries is less than $43 million; VR Holdings can terminate the agreement if combined statutory capital and surplus falls below $38.7 million. The insurance subsidiaries are expected to exceed the $43 million threshold in their statutory financial statements as of December 31, 2021.

About Vivek Ranadivé

Mr. Ranadivé has been the Founder and Managing Director of Bow Capital Management LLC and its affiliated funds since 2016 and Chairman, Chief Executive Officer and Governor of the Sacramento Kings since 2013. He founded his first company, Teknekron Software Systems, Inc. (“Teknekron”), in 1986 to develop and apply software to financial trading floors. After selling Teknekron to Reuters PLC in 1994, he then went on to found and spin-out TIBCO as a separate company in 1997. TIBCO completed its initial public offering in 1999 and was subsequently sold to Vista Equity Partners in 2014 for $4.3 billion. As Chairman and Chief Executive Officer, Mr. Ranadive built TIBCO into a leading provider of middleware software that became the central data nervous system for many of the world’s largest companies and government agencies. Mr. Ranadivé became involved in NBA basketball first as Vice Chairman of the Golden State Warriors. Mr. Ranadivé holds a B.S. and M.A. degree in Electrical Engineering from the Massachusetts Institute of Technology and an MBA from Harvard Business School where he graduated as a Baker Scholar.

About VR Holdings, Inc.

VR Holdings is a newly formed Delaware company founded by Vivek Ranadivé and a group of family office and strategic investors. VR Holdings has been formed to serve as the holding company for NSG and potentially other insurance and financial services businesses.

Additional Information and Where to Find It

In connection with the proposed transaction, The National Security Group, Inc. will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A and may file or furnish other documents with the SEC regarding the proposed transaction. This material is not a substitute for the proxy statement or any other document which NSG may file with the SEC. INVESTORS IN AND SHAREHOLDERS OF NSG ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders may obtain a free copy of these documents (when they are filed and become available) free of charge at the SEC’s website at www.sec.gov. NSG also will provide a copy of these materials without charge on its website at www.nationalsecuritygroup.com.

Participants in the Solicitation

The National Security Group, Inc. and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of NSG in connection with the proposed transaction. Information about NSG's directors and executive officers is available in NSG's definitive proxy statement, dated April 7, 2021, for its 2021 annual meeting of shareholders. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement that NSG will file with the SEC, when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Any statement contained in this report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning the Company or its business, whether expressed or implied, is meant as and should be considered a forward-looking statement as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not limited to changes in market conditions, natural disasters and other catastrophic events, increased competition, changes in availability and cost of reinsurance, changes in governmental regulations, technological changes, political and legal contingencies and general economic conditions, as well as other risks and uncertainties more completely described in the Company’s filings with the Securities and Exchange Commission. These statements may also include assumptions about VR Holdings’s proposed acquisition of NSG (including its benefits, results, effects and timing). Some of these forward‐looking statements are identified with words like "believe," "may," "will," "should," "expect," "intend," "plan," "project," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. All forward‐looking statements involve risks and uncertainties which could affect NSG’s and VR Holdings’ actual results and could cause their actual results or the benefits of the proposed transaction to differ materially from those expressed in any forward‐looking statements made by, or on behalf of NSG or VR Holdings. If any of these assumptions or opinions proves incorrect, any forward-looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects and may cause future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements.

The proposed transaction is subject to risks and uncertainties, including: (A) that NSG and VR Holdings may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain the NSG shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from NSG’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on NSG’s relationships with its customers and agents, operating results and business generally; (G) the outcome of any legal proceedings to the extent initiated against NSG, VR Holdings or others following the announcement of the proposed transaction and (H) the effects of the COVID‐19 pandemic and associated government actions on NSG’s operations and financial performance, as well as NSG’s and VR Holding’s management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in NSG’s most recent Annual Report on Form 10‐K and Quarterly Report on Form 10‐Q and other documents of NSG on file with the SEC. Any forward‐looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by NSG and/or VR Holdings will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, NSG or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward‐looking statement, whether as a result of new information, future developments or otherwise.